EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58763, 33-58767, 333-26957, 333-30689, 333-30691, 333-44760, 333-44692, 333-73192, 333-101727, 333-101751, 333-109282, 333-128251, 333-130150, 333-151039, 333-156626 and 333-156627) and Form S-3 (Registration Nos. 33-48089, 333-42660, 333-98163, 333-109211, 333-112563 and 333-157374) of 3M Company of our report dated February 10, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in the manner in which the Company accounts for noncontrolling interests in consolidated subsidiaries and certain convertible debt instruments and the segment realignments discussed in Notes 1 and 17, respectively, as to which the date is May 12, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 12, 2009